UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 18, 2018, Egalet Corporation (the “Company”) and its subsidiaries (the “Guarantors,” and together with the Company, the “Obligors”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain holders who hold approximately 94%  (the “Supporting Holders”) of the Company’s 13% Senior Secured Notes (the “13% Notes”) issued pursuant to the indenture (as amended, restated, supplemented or otherwise modified from time to time, the “13% Notes Indenture”), dated as of August 31, 2016, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent thereunder.

Pursuant to the Forbearance Agreement, the Supporting Holders have agreed to forbear from exercising their rights and remedies under the 13% Notes Indenture and the related security documents until the earlier of (a) 11:59 p.m. New York City time on October 14, 2018 and (b) 5:01 p.m. New York City time on the first business day following the date on which an Event of Termination (as defined in the Forbearance Agreement) shall have occurred (the “Forbearance Period”) with respect to certain potential events of default arising under Section 6.01(d) of the 13% Notes Indenture as a result of any failure by the Company to repurchase the Company’s 5.50% Convertible Senior Notes due 2020 (the “5.50% Notes”) tendered pursuant to the Tender Offer (as defined in Item 8.01 below) and related cross-defaults under the indenture (as amended, restated, supplemented or otherwise modified from time to time, the “6.50% Notes Indenture”), dated December 27, 2017, governing the Company’s 6.50% Convertible Senior Notes due 2024 (the “6.50% Notes, and collectively with the 13% Notes and the 5.50% Notes, the “Existing Notes”). The Events of Termination include, among other things, any Obligor making any payment, distribution, purchase, redemption, exchange or other acquisition for value with respect to the 5.50% Notes and 6.50% Notes.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained in Items 1.01, 3.01 and 8.01 of this report is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2018, the Company received written notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as the Company had not regained compliance with certain continued listing requirements set forth in Nasdaq’s Listing Rules related to the aggregate market value of the Company’s common stock and the bid price of the Company’s common stock, the Nasdaq Hearings Panel determined to delist the Company’s common stock from the Nasdaq Capital Market and that there will be a suspension of trading in the Company’s common stock effective at the open of business on September 19, 2018. Nasdaq has also informed the Company that it will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission, after applicable appeal periods have lapsed.

In accordance with Nasdaq’s listing rules, the Company has fifteen days to decide whether to appeal the delisting determination.  The Company is currently considering whether to appeal the determination.  Any such appeal would not stay the suspension of trading in the Company’s securities on Nasdaq.  If the Company determines to appeal the decision, there can be no guarantee as to the outcome of any appeal and the Company’s securities may still be delisted from Nasdaq.

In the meantime, the Company has filed an application to have its shares of common stock quoted on the OTCQX Bulletin Board (the “OTCQX”) and anticipates that its shares will begin to trade on the OTCQX effective September 19, 2018.

Fundamental Change under 6.50% Notes Indenture

Under the 6.50% Notes Indenture, the Company’s common stock ceasing to be listed on the Nasdaq Capital Market as a result of the delisting described above will constitute a “Fundamental Change.” In accordance with the 6.50% Notes Indenture, the Company is required, on or before the 20th calendar day following such a delisting, to give notice of the Fundamental Change to the holders of the 6.50% Notes outstanding and to make an offer to purchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of each holder’s 6.50% Notes on the terms set forth in the 6.50% Notes Indenture. Under the terms of the 6.50% Notes Indenture, in such an offer, the Company is required to repurchase the 6.50% Notes for a price in cash equal to 100% of the aggregate principal amount of 6.50% Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase, which date is to be no less than 20 business days and no more than 35 business days from the date on which such notice is mailed.

Item 7.01                                           Regulation FD Disclosure.

The Company is currently engaged, and intends to continue to engage during the Forbearance Period, in discussions with the Supporting Holders, certain holders of the 5.50% Notes and certain holders of the 6.50% Notes, in each case, subject to non-disclosure agreements, as well as its legal and financial advisors, concerning the Company’s short- and long-term capital structure and potential strategic alternatives to address its long-terms needs, including the restructuring of the terms of the Existing Notes and certain other obligations of the Company. The Company is also currently in ongoing negotiations regarding a potential acquisition transaction with an unaffiliated third party in the life sciences industry pursuant to which the Company would acquire substantially all of the assets of such third party in exchange for securities of the Company. The Company is seeking to consummate this acquisition in conjunction with the restructuring of the Existing Notes and the Company’s other securities and obligations in an effort to return the Company to a sound financial footing. However, the Company has not yet reached a definitive agreement with respect to any such matters and is unable to predict the outcome of these or any future discussions or its review of its various alternatives, and no assurance can be given that the Company will reach a definitive agreement with respect to any such matters or that the consummation of such acquisition and/or restructuring will have the desired effect or occur at all.

The information included in this Item 7.01 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01                                           Other Events.

Termination of Tender Offer

As previously announced, on July 31, 2018, the Company filed a Tender Offer Statement on Schedule TO with respect to the right of each holder of 5.50% Notes to sell, and the obligation of the Company to repurchase for cash, all or a portion of each such holder’s 5.50% Notes on September 19, 2018, on the terms and subject to the conditions set forth in the Fundamental Change Company Notice, Make-Whole Fundamental Change Company Notice and Offer to Repurchase to Holders of the 5.50% Convertible Senior Notes due 2020, dated July 31, 2018, as amended August 10, 2018 (the “Tender Offer”).  On September 18, 2018, the Company terminated the Tender Offer.

As a result of such termination, none of the 5.50% Notes that have been tendered in the Tender Offer will be accepted for purchase and no consideration will be paid or become payable to holders of 5.50% Notes who have tendered their 5.50% Notes in the Tender Offer.  All 5.50% Notes previously tendered and not withdrawn will be promptly returned or credited back to the respective holders thereof.

The failure of the Company to complete the Tender Offer in accordance with the terms of the indenture (as amended, restated, supplemented or otherwise modified from time to time, the “5.50% Notes Indenture”), dated April 7, 2015, governing the 5.50% Notes will constitute an Event of Default thereunder and will result in a cross-default under the 13% Notes Indenture and 6.50% Notes Indenture. Accordingly, the holders of the 5.50% Notes and 6.50% Notes (or the trustee under the applicable indenture) will have the right to accelerate and declare due and payable immediately all principal and accrued but unpaid interest with respect to the 5.50% Notes and 6.50% Notes, respectively, and to exercise all other rights and remedies available pursuant to the applicable indenture, in each case, subject to any applicable notice or cure periods.

Convertible Note Payments

The Company making any payment due to the holders of the 5.50% Notes during the Forbearance Period would constitute an Event of Termination under the Forbearance Agreement.  Failure by the Company to make the interest payment due on October 1, 2018 to the holders of the 5.50% Notes as required pursuant to the 5.50% Notes Indenture, subject to the cure period specified in the 5.50% Note Indenture, would constitute an Event of Default under the 5.50% Notes Indenture and would result in a cross-default under the 13% Notes Indenture and 6.50% Notes Indenture. Accordingly, the holders of the 5.50% Notes and 6.50% Notes (or the trustee under the applicable indenture) would have the right to accelerate and declare due and payable immediately all principal and accrued but unpaid interest with respect to the 5.50% Notes and 6.50% Notes, respectively, and to exercise all other rights and remedies available pursuant to the applicable indenture, in each case, subject to any applicable notice or cure periods.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “seek to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each such forward-looking statement, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain, including, but not limited to, risks related to: the Company’s ongoing discussions regarding a potential restructuring of its obligations and other strategic alternatives and its ability to consummate any such transaction and/or address its long-term capital structure needs; the ongoing Events of Default under the indentures governing the Existing Notes and the ability of the Company’s creditors, including the holders of the Existing Notes, to accelerate the maturity of the Company’s outstanding indebtedness or otherwise exercise such creditors’ rights and remedies against the Company; the Company’s ability to continue as a going concern; the Company’s stock price and the Nasdaq Capital Market, the liquidity of the trading market with respect thereto, including following the potential delisting of such shares from the possible need to seek bankruptcy protection; the Company’s ability to recruit or retain key scientific or management personnel or to retain our executive officers, including as a result of most of its outstanding employee stock options being underwater; the Company’s ability to identify potential acquisition targets, as well as its ability to integrate and grow any businesses or products that it may acquire; and general market conditions.  You should refer to the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC, which are incorporated herein by reference, for a discussion of additional important factors that may cause the Company’s actual results to differ materially from those expressed or implied by our forward-looking statements.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.  Furthermore, such forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Forbearance Agreement, dated September 18, 2018, by and among the Company, the Guarantors and the Supporting Holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2018	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer